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EXHIBIT 10(F)

                                    DPL INC.
                                STOCK OPTION PLAN

Section 1. Purpose

     The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive to contribute to the Company's future success; and (iii) aligning the interests of such individuals with the interests of the Company's shareholders.

Section 2. Definitions

     The following terms, as used in the Plan, shall have the meaning specified below. Other capitalized terms shall have the meaning specified in the Plan.

     a. "BOARD OF DIRECTORS" means the Board of Directors of the Company, as it may be comprised from time to time.

     b.   "CHANGE OF CONTROL" means Change of Control as defined in Section 10.

     c. "CODE" means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

     d. "COMMITTEE" means the Compensation and Management Review Committee of the Board of Directors or such other committee as may be designated by the Board of Directors.

     e.   "COMPANY" means DPL Inc., and any successor thereto.

     f.   "COVERED EMPLOYEE" means a covered employee within the meaning of Code
          Section 162(m)(3).

     g.   "CONSULTANT" means a consultant of the Company or a Subsidiary.

     h. "DIRECTOR" means a member of the Board of Directors of the Company or of a Subsidiary, whether or not an Employee.

     i. "EMPLOYEE" means an officer or other key employee of the Company or of a Subsidiary. The term also includes any person who, in connection with the hiring of such person, has been granted an Option prior to the date such person first performs services for the Company or a Subsidiary, provided that no Option granted to such a person shall become vested prior to the date that such person first performs such services.

     j. "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.


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     k.   "FAIR MARKET VALUE" means (i) the average of the highest and lowest sale prices of the Shares as reported on the New York Stock Exchange Composite Transaction Tape on the relevant date (or if the Shares are not then so traded, the average of the highest and lowest sale prices of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if no sale of the Shares is reported for such date, the next preceding day for which there is a reported sale or (ii) if there is no public market for the Shares on such date, fair market value as determined by the Committee.

     l. "INSIDER" means any person who is subject to Section 16 of the Exchange Act, and any successor statutory provision, as it may be amended from time to time.

     m.   "OPTION" means an option granted pursuant to Section 4.

     n. "OPTION AGREEMENT" means a document described in Section 6 setting forth the terms and conditions applicable to an Option granted to a Participant.

     o. "PARTICIPANT" means any Employee, Director or Consultant who has been granted an Option.

     p. "SHARES" means common shares of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

     q. "SUBSIDIARY" means (i) any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any other corporation or other entity in which the Company has a significant equity interest, in either case as determined by the Committee.

Section 3. Eligibility

     The Committee may grant one or more Options to any Employee, Director or Consultant designated by it to receive an Option.

Section 4. Options

     The Committee may grant options to purchase a specific number of Shares exercisable at such time or times and subject to such terms and conditions as the Committee may determine subject to the Plan, provided that the term of an Option shall not exceed ten years.

a. The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

b. The exercise price of an Option shall be paid in cash or check (subject to collection); provided that, at the discretion of the Committee, the exercise price may also be paid by the tender, by either actual delivery or attestation, of Shares acceptable to the Committee and valued at their Fair Market Value on the date of exercise; through a combination of Shares and cash; or


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     through such other means as the Committee may determine. Without limiting the foregoing, to the extent permitted by applicable law:

          (i) The Committee may, on such terms and conditions as it may determine, agree to accept as full or partial payment of the exercise price the proceeds of a loan from the Company to the Participant. The loan shall be evidenced by the Participant's promissory note, which promissory note shall (A) be payable as determined by the Committee, (B) be secured by a pledge of the Shares acquired upon exercise of the Option, (C) be full recourse with respect to the Participant and (D) bear interest at a rate, established by the Committee, not less than needed to avoid the imputation of income under the Code; and

          (ii) The Committee may, on such terms and conditions as it may determine, permit a Participant to elect to pay the exercise price by authorizing a third party, pursuant to a brokerage or similar arrangement approved in advance by the Committee, to simultaneously sell all (or a sufficient portion) of the Shares acquired upon exercise of the Option and to remit to the Company a sufficient portion of the proceeds from the sale to pay the entire exercise price of the Option and any required tax withholding resulting therefrom.

     c. No fractional Shares will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to Shares delivered pursuant to the exercise of an Option as it deems desirable.

     d. Options granted under the Plan are not intended to be incentive stock options under Section 422 of the Code.

     e. The Committee may require or permit Participants to defer the issuance or vesting of Shares under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment of, or crediting of interest on, the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in Shares.

Section 5. Shares Available under Plan

     a. Subject to the adjustment provisions of Section 9, the number of Shares with respect to which Options may be granted under the Plan shall not exceed 8,000,000 Shares; provided that with respect to the unexercised portion of any terminated or forfeited Option and Shares tendered or withheld to pay the exercise price of an Option and/or any required tax withholding with respect to an Option shall be available for further Option grants. Additional rules for determining the number of Shares granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

     b. Subject to the adjustment provisions of Section 9, no single Participant shall receive Options with respect to more than 2,500,000 Shares.


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     c.   The Shares that may be issued pursuant to an Option under the Plan may be treasury or authorized but unissued Shares, or Shares may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 6. Option Agreements

     Each Option under the Plan shall be evidenced by an Option Agreement. Each Option Agreement shall set forth the terms and conditions applicable to the Option, as determined by the Committee subject to the Plan, including but not limited to provisions describing the treatment of an Option in the event of the termination of a Participant's status as an Employee, Director or Consultant.

Section 7. Amendment and Termination

     The Board of Directors may at any time amend, suspend or terminate the Plan, in whole or in part, and the Committee may, subject to the Plan, at any time alter or amend any or all Option Agreements to the extent permitted by applicable law; provided that no such action shall impair the rights of any holder of an Option without the holder's consent. Notwithstanding the foregoing, neither the Board of Directors nor the Committee shall (except pursuant to Section 9) amend the Plan or any Option Agreement without the approval of the shareholders of the Company to (i) increase the number of Shares available for Options in total and to each Participant as set forth in Section 5, (ii) decrease the exercise price of any Option or (iii) change the definition of Employee.

Section 8. Administration

     a. The Plan and all Options shall be administered by the Committee. In the absence of the Committee, or to the extent determined by the Board of Directors, any action that could be taken by the Committee may be taken by the Board of Directors, provided that any such action may be taken with respect to Covered Employees only by those members of the Board of Directors who are considered "outside directors" within the meaning of Treasury Reg. ss.1.162-27(e)(3). A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

     b. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Options will be final and conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Options under the Plan, whether or not such persons are similarly situated.


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     c.   The Committee and others to whom the Committee has allocated or delegated authority or duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

     d. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

     e. It is the intent of the Company that this Plan and Options hereunder satisfy, and be interpreted in a manner that satisfy, (i) in the case of Participants who are or may be Insiders, the applicable requirements of Rule 16b-3 of the Exchange Act so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16, and will not be subjected to avoidable liability thereunder and (ii) the applicable requirements of Code
          Section 162(m). If any provision of this Plan or of any Option Agreement would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders and/or Covered Employees, as applicable.

     f. The Committee may appoint such accountants, counsel and other experts as it deems necessary or desirable in connection with the administration of the Plan.

     g. Except to the extent prohibited by applicable law or otherwise, the Committee may from time to time allocate to one or more of its members and delegate to one or more Employees or Directors all or any portion of its authority and duties, provided that the Committee may not allocate or delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Options to the extent inconsistent with the intent expressed in Section 8(e).

Section 9. Adjustment Provisions

     a. In the event of any change in the outstanding Shares by reason of a stock dividend or stock split, the number of Shares then remaining subject to this Plan, and the maximum number of Shares that may be issued to any single Participant pursuant to this Plan, including those that are then covered by outstanding Options, shall (i) in the event of an increase in the number of outstanding Shares, be proportionately increased and the price for each Share then covered by an outstanding Option shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, be proportionately reduced and the price for each Share then covered by an outstanding Option shall be proportionately increased.

     b. In the event of any change in the outstanding Shares by reason of a recapitalization, merger or consolidation (whether or not the Company is the surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash or


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          property, but not including the repurchase or issuance of Shares by the Company unrelated to any such corporate change or extraordinary dividend, the number and kind of shares subject to this Plan, the maximum number of shares that may be issued to any single Participant, the number and kind of shares subject to outstanding Options and the exercise price thereof shall be adjusted by the Committee as it deems appropriate to prevent dilution or enlargement of the rights and benefits intended to be conveyed by an Option.

     c. The Committee shall make any further adjustments as it deems necessary to help ensure equitable treatment of any holder of an Option as the result of any transaction affecting the securities subject to the Plan not described in Section 9(a) or (b), or as is required or authorized under the terms of any applicable Option Agreement, provided the Committee shall not be permitted under this Section 9(c) to increase the number of Shares available for Options in total or to each Participant as set forth in Section 5.

     d. The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Shares or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10. Change of Control

     a. In the event of a Change of Control, in addition to any action required or authorized by the terms of an Option Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

          (i) accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Option granted pursuant to this Plan;

          (ii) offer to purchase any outstanding Option granted pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or

          (iii) make adjustments or modifications to outstanding Options as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control.

Notwithstanding the foregoing provisions of this section or any provision in an Option Agreement to the contrary, in no event shall the Committee be deemed to have discretion to accelerate or not accelerate or make other changes in or to any or all Options, in respect of a transaction, if such action or inaction would be inconsistent with or would


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     otherwise frustrate the intended accounting for a proposed transaction as a pooling of interest under generally accepted accounting principles.

     b. A "Change of Control" means any change in control of the Company, or its principal subsidiary, The Dayton Power and Light Company ("DP&L"), of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as determined by the Board of Directors in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if: (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act; hereafter, a "Person") other than the Company or DP&L or an entity then directly or indirectly controlling, controlled by or under common control with the Company or DP&L is on the effective date hereof, or becomes the beneficial owner, directly or indirectly, of securities of the Company or DP&L representing (A) 15% or more of the combined voting power of the then outstanding securities of the Company or DP&L if the acquisition of such beneficial ownership is not approved by the Board of Directors prior to the acquisition or (B) 50% or more of such combined voting power in all other cases; (ii) the Company or DP&L enters into an agreement to merge or consolidate itself, or an agreement to consummate a "combination" or "majority share acquisition" in which it is the "acquiring corporation" (as such terms are defined in Ohio Rev. Codess.1701.01 as in effect on December 31,
          1990) and in which shareholders of the Company or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger, consolidation, combination or majority share acquisition, securities of the Company or DP&L or any surviving or new corporation, as the case may be, having less than 50% of the "voting power" of the Company or DP&L or any surviving or new corporation, as the case may be, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power", excluding any merger of the Company into DP&L or of DP&L into the Company; (iii) the Company or DP&L enters into an agreement to sell, lease, exchange or otherwise transfer or dispose of all or substantially all of its assets to any Person other than to a wholly-owned subsidiary or, in the case of DP&L, to the Company; but not including (A) a mortgage or pledge of assets granted in connection with a financing or (B) a spin-off or sale of assets if the Company continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; (iv) any transaction referred to in (ii) or (iii) above is consummated; or (v) those persons serving as directors of the Company or DP&L on the date this Plan is effective (the "Original Directors") and/or their Successors do not constitute a majority of the whole Board of Directors of the Company or DP&L, as the case may be (the term "Successors" shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of the Company or DP&L, as the case may be, at the time of such election or nomination for election).


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Section 11. Miscellaneous

     a. NONASSIGNABILITY. Except as otherwise provided in this Plan or by the Committee, no Option or benefit or right related thereto shall be assignable or transferable except by will or by the laws of descent and distribution.

     b. OTHER PAYMENTS OR AWARDS. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

     c. PAYMENTS TO OTHER PERSONS. To the extent permitted by law, none of the benefits payable under or relating to the Plan shall be subject to the claims or legal process of the creditors of a Participant or of his or her beneficiary, spouse, prior spouse, or other persons or entity. Any payment legally required to be made to any person other than the person to whom any amount is made available under the Plan shall be a complete discharge of the liability with respect thereto.

     d. UNFUNDED PLAN. The Plan shall be unfunded. No provision of the Plan or any Option Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

     e. LIMITS OF LIABILITY. Any liability of the Company or a Subsidiary to any Participant with respect to an Option shall be based solely upon contractual obligations created by the Plan and the Option Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

     f. RIGHTS OF PARTICIPANTS. Status as an eligible Employee, Director or Consultant shall not be construed as a commitment that any Option shall be granted under this Plan to such eligible Employee, Director or Consultant or to eligible Employees, Directors and Consultants generally. Nothing contained in this Plan or in any Option Agreement shall confer upon any Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.


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          Except as provided otherwise in an Option Agreement, a Participant's
          (i) transfer from the Company to a Subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary to another; (ii) change in status to or from Employee, Director or Consultant; or (iii) leave of absence, duly authorized in writing by the Company or a Subsidiary, shall not be deemed a termination of such Participant's employment or other service.

     g. RIGHTS AS A SHAREHOLDER. A Participant shall have no rights as a shareholder with respect to any Shares covered by an Option until the date the Participant becomes the holder of record of such Shares. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Option Agreement specifically requires such adjustment.

     h. WITHHOLDING. Applicable taxes, to the extent required by law, shall be withheld in respect of all Options. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash, check (subject to collection) or Shares, or with the approval of the Committee, Shares may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of Shares to be paid or deducted in satisfaction of the withholding requirement shall be determined by the Committee with reference to the Fair Market Value of the Shares when the withholding is required to be made.

     i. SECTION HEADINGS. The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

     j. CONSTRUCTION. In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

     k. INVALIDITY. If any term or provision contained herein or in any Option Agreement shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part hereof or thereof.

     l. APPLICABLE LAW. The Plan, the Option Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the conflict of law principles thereof.

     m. COMPLIANCE WITH LAWS. Notwithstanding anything contained herein or in any Option Agreement to the contrary, the Company shall not be required to sell or issue Shares hereunder or thereunder if the issuance would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance, the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to assure compliance with any such law or regulation.


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     n.   EFFECTIVE DATE AND TERM. The Plan was adopted by the Board of
          Directors effective as of February 1, 2000, subject to approval by the Company's shareholders. The Committee may grant Options prior to shareholder approval, provided, however, that Options granted prior to such shareholder approval are automatically cancelled if shareholder approval is not obtained at or prior to the period ending 12 months after the date the Plan is effective and provided further that no Option may be exercisable prior to the date shareholder approval is obtained. The Plan shall remain in effect until all Options granted under the Plan have been exercised or terminated under the terms of the Plan and applicable Option Agreements.


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